CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                           1934 ACT REPORTING REQUIREMENTS

                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                 August 27, 2004
                                 Date of Report
                        (Date of Earliest Event Reported)

                                AXM Pharma, Inc.
             (Exact name of registrant as specified in its charter)

         Nevada                      000-1113643                20-0745214
(State or other jurisdiction    (Commission File Number)    (IRS Employer
 of incorporation)                                           Identification No.)

                      7251 West Lake Mead Blvd., Suite 300
                               Las Vegas, NV 89128
               (Address of principal executive offices (zip code))

                                 (702) 562-4155
              (Registrant's telephone number, including area code)



ITEM 4.01   CHANGE  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

Effective August 25, 2004, the client-auditor relationship between AXM Pharma, Inc. (the "Company") and Bateman & Co., Inc., P.C. ("Bateman") ceased as the former principal independent accountant was dismissed. On that same day, the Company engaged Lopez, Blevins, Bork & Associates, LLP ("Lopez") as the Company's principal independent accountant to audit the Company's financial statements for the fiscal year ended December 31, 2004. The decision to change accountants from Bateman to Lopez was recommended by the Audit Committee of the Board of Directors of the Company and approved by the Board of Directors. Bateman succeeded Malone & Bailey, PLLC ("Malone"). Bateman served as the Company's independent public accountant from August 16, 2004 to the date of Bateman's dismissal. Bateman reviewed the Company's financial statements for the interim period ended June 30, 2004; however, Bateman did not audit or issue any report on the Company's financial statements. The Company previously provided the disclosure required by Item 304 of Regulation S-B regarding the change of accountants from Malone to Bateman, including a letter from Malone, on its Form 8-K filed with the Securities and Exchange Commission (the "Commission") on August 17, 2004. The auditing partner in charge of auditing the Company's financial statements has remained the same, but he left Malone, joined Bateman for brief period of time, and left Bateman to start Lopez which is now a registered public accounting firm.

Malone's audit reports as of December 31, 2003 and 2002 and for the two years then ended on AXM Pharma, Inc.'s consolidated financial statements, did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years ended December 31, 2003 and 2002 and in the subsequent interim periods through the date of dismissal or August 13, 2004 and the interim period up to and including the date the relationship with Bateman ceased or August 25, 2004, there were no disagreements with Malone on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Malone & Bailey PLLC would have caused Malone & Bailey, PLLC to make reference to the matter in their report.

The Company has authorized Bateman to respond fully to any inquiries of any new auditors hired by the Company relating to their engagement as the Company's principal independent accountant. The Company has requested that Bateman review the disclosure and Bateman has been given an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respect in which it does not agree with the statements made by the Company herein. Such letter is filed as an exhibit to this Report.

The Company has not previously consulted with Lopez regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instructions) between the Company and Bateman, the Company's previous principal independent accountant, as there were no such disagreements, or an other reportable event (as defined in Item 304(a)(1)(iv)(B) of Regulation S-B) during the Company's two most recent fiscal years ended December 31, 2003, and any later interim period, including the interim period up to and including the date the relationship with Malone ceased, and any interim period up to and including the date the relationship with Bateman ceased. Neither has the Company received any written report nor any oral advice concluding that there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue.

Lopez has reviewed the disclosure in this Report before it was filed with the Commission and has been provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304 of Regulation S-B. Lopez did not furnish such a letter to the Commission.



ITEM 9.01   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) EXHIBITS

         Exhibit No.           Description

         16.1**                Letter from Malone & Bailey, PLLC
                               regarding change in certifying accounts

         16.2*                 Letter from Bateman & Co., Inc., P.C.



         *    Filed herein.

        ** Filed as Exhibit 16.1 to the Form 8-K filed on August 17, 2004, and incorporated herein by reference.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AXM Pharma, Inc.


By:      /s/ Peter W. Cunningham
         --------------------------
         Peter W. Cunningham
         Chief Executive Officer

Dated:  August 27, 2004

Exhibit 16.2



August 27, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      AXM Pharma, Inc.
         Commission File Number 000-1113643

Ladies/Gentlemen:

We were previously principal accountants for AXM Pharma, Inc., (Commission File Number 000-1113643), and we reviewed the interim financial information of AXM Pharma, Inc. as of June 30, 2004 and for the quarter and six months then ended, but did not audit or issue any report on the Company's financial statements.

We have read the Form 8-K dated August 27, 2004, and we concur with the information shown therein.

We confirm we had no disagreements with AXM Pharma, Inc., on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the six months ending June 30, 2004.



Very truly yours,

/s/ Bateman & Co., Inc., P.C.
------------------------------
Bateman & Co., Inc., P.C.